Exhibit 23.1

[Letterhead of BDO]

Marshall Edwards, Inc.

11975 El Camino Real, Suite 101

SAN DIEGO, CA 92130

UNITED STATES OF AMERICA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No.1 to Registration Statement of our report dated August 26, 2010, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO

BDO Audit (NSW - VIC) Pty Limited

Sydney, NSW, Australia

February 4, 2011